UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PAREXEL International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On July 21, 2017, PAREXEL International Corporation (the “Company” or “PAREXEL”) delivered the following FAQ to its employees:

Pamplona FAQs

Q1:	Who can vote at the shareholder meeting?

A1: Those who own shares of PAREXEL common stock as of the close of business on the shareholder meeting are entitled to vote at the shareholder meeting.

Q2:	How are votes counted at the shareholder meeting?

A2: Shareholders can vote “FOR” or “AGAINST” the proposed transaction. The proposed transaction requires the majority of shareholders to vote FOR the agreement. If you abstain from voting, fail to cast your vote, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposed transaction.

Q3:	What do shareholders need to do to vote?

A3: Shareholders should read the proxy statement and vote shares following the appropriate method. Shareholders have one vote for each share of PAREXEL stock owned as of the record date.

Shareholders may vote:

•	By using the telephone voting instructions printed on their proxy cards;

•	By using the internet voting instructions printed on their proxy cards;

•	By completing, signing and dating each proxy card they receive and returning it in the enclosed postage paid envelope; or

•	By appearing and casting their vote in person at the shareholder meeting.

Q4:	What happens if I sell my shares of PAREXEL stock before the shareholder meeting?

A4: The record date for shareholders entitled to vote will be earlier than the date of the shareholder meeting and the expected closing. If you transfer your shares of PAREXEL stock after the record date but before the shareholder meeting, you will most likely retain your right to vote at the shareholder meeting. However, this transfer would mean you transfer the right to receive financial benefit from the transaction.

Q5:	Who can I contact for assistance in submitting proxies or voting shares?

A5: Questions related to submitting proxies or voting shares should be directed to MacKenzie Partners, Inc. at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Q6:	What happens to PAREXEL stock that employees have purchased?

A6: Employees who have purchased stock, either privately or via the Employee Stock Purchase Plan (ESPP), are PAREXEL shareholders. In the coming weeks, all PAREXEL shareholders will receive a communication detailing the process for the conversion of their stock.

Q7: Are there country-specific guidelines available to help global employees who hold PAREXEL stock?

A7: A communication with details of the stock conversion process will be issued to all PAREXEL shareholders. Please remember that rules vary by country and personal tax status. It is recommended that you consult your financial advisor for tax implications.

Q8:	What will happen to PAREXEL’s Employee Stock Purchase Program?

A8: The ESPP is no longer open to new participants, and no increases to deductions by current participants can be made in the current offering period. PAREXEL’s ESPP will terminate early to ensure shares can be purchased before PAREXEL ceases to be a publicly traded company. Until completion of the transaction, PAREXEL will remain a publicly traded company. A communication to current participants will be issued shortly.

Q9:	What happens if I buy PAREXEL stock now?

A9: Anyone (including employees) who buys or sells shares prior to the completion of the acquisition will be doing so at the market rate as of the effective date of the stock purchase/sale.

Q10:	What happens to shares that PAREXEL employees have purchased through the ESPP?

A10: Shares from past ESPP purchases have been deposited in participants’ Fidelity accounts. Employees may trade their shares while PAREXEL remains a publicly traded company. Any shares held by employees upon completion of the acquisition will be handled in the same manner as all other shareholders. A shareholder communication will be sent in the coming weeks.

Q11:	What will happen to unvested stock options?

A11: All unvested Stock Options, Restricted Stock Awards and Restricted Stock Units will accelerate to vest at the time of close. If you hold unvested or unexercised stock options or unvested restricted stock, you will receive a communication with details of the process in the coming weeks.

Q12:	How will PAREXEL help employees convert Stock Options and Restricted Stock?

A12: PAREXEL intends to implement a global process for the conversion of Stock Option and Restricted Stock shares held by its employees. PAREXEL will not be facilitating any country-specific arrangements. It is recommended that you consult your financial advisor for tax implications.

Q13: Are there country-specific guidelines available to help global employees who have Stock Options, Restricted Stock Awards or Restricted Stock Units?

A13: In the coming weeks, a communication with details of the process to convert Stock Options, Restricted Stock Awards or Restricted Stock Units will be issued to participants. Please remember that rules vary by country and personal tax status. It is recommended that you consult your financial advisor for tax implications.

On July 21, 2017, the Company delivered the following communication to participants in the Company’s Employee Stock Purchase Plan:

EMPLOYEE STOCK PURCHASE PLAN (ESPP)

NOTIFICATION OF FINAL PURCHASE

As part of the agreement with Pamplona, PAREXEL’s Board of Directors agreed to continue the current ESPP offering period with an earlier period closing date. This will allow the share purchase to be completed before PRXL ceases to be publicly traded.

As a result, the final purchase of the ESPP shares will occur on August 31, 2017 using the contributions collected via payroll in June, July and August 2017.

Please note no new participants or increases to contributions are allowed effective June 19th (the date the merger agreement was signed). Any increases which have been made after June 19th will be refunded via payroll together with any residue contributions & will not be used to purchase shares.

What Actions Do I Need to Take?

Continue with the purchase: If you wish to use your payroll contributions to purchase in August no action is needed.

OR

Stop the purchase: If you wish to withdraw from the ESPP and not participate in the August purchase you must take action by Tuesday, August 15th, 2017.

•	Log onto via Fidelity NetBenefits

•	Use the Quick Links and choose “withdrawal contributions” and follow the prompts.

•	No stock will be purchased and you will receive a refund via payroll for deductions to date. (Please note, due to timing, the payroll deduction in August will occur as normal and a full refund of June, July and August will be made in September).

What Happens After the Purchase?

Once the purchase is complete, shares will be deposited into your Fidelity account as normal. You are then free to sell the shares or retain them. If you choose to retain your shares, you are a PAREXEL shareholder and upon the successful close of the Pamplona transaction, the shares will be handled in the same manner as all other PAREXEL shares. The exact process of how this will happen will be communicated nearer the time.

To recap, upon the approval of a majority of PAREXEL shareholders and the satisfaction of other customary closing conditions, all of PAREXEL shareholders will have the right to receive $88.10 per share held.

Resources?

If you have additional questions about the ESPP, please call Fidelity Stock Plan Services at 1-800-544-9354 (inside the US) or visit www.Fidelity.com/globalcall (outside the US) for the global Fidelity calling center. You may also submit a US HR Service Desk ticket and select HR (03) => HR Benefits

Copyright © 2017 PAREXEL International. All rights reserved.

Additional Information about the Proposed Transaction and Where to Find It

PAREXEL plans to file with the U.S. Securities and Exchange Commission (“SEC”) and furnish its shareholders with a proxy statement in connection with the proposed transaction with Pamplona and security holders of PAREXEL are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about PAREXEL, Pamplona and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by PAREXEL with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of PAREXEL’s filings from PAREXEL’s website at www.PAREXEL.com or by directing a request to: PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attn: Ron Aldridge, Senior Director of Investor Relations.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

PAREXEL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of PAREXEL in connection with the proposed transaction. Information about those directors and executive officers of PAREXEL, including their ownership of PAREXEL securities, is set forth in the proxy statement for PAREXEL’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 26, 2016, as amended and supplemented by other PAREXEL filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of PAREXEL and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, potential opportunities to accelerate PAREXEL’s growth and enhance its delivery of world-class solutions to its customers; PAREXEL’s position to capitalize on an increased trend for outsourcing of pharmaceutical products and services; the expected impact of this transaction on PAREXEL’s financial and operating results and business, the operation and management of PAREXEL after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. PAREXEL’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which PAREXEL may not be able to predict and may not be within PAREXEL’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect PAREXEL’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the Merger Agreement by PAREXEL’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on PAREXEL’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt PAREXEL’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from PAREXEL’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against PAREXEL related to the Merger Agreement or the proposed merger. In addition, PAREXEL’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: changes in customers’ spending and demand and the trends in pharmaceutical companies’ outsourcing of research and development; PAREXEL’s ability to provide quality and timely services and to compete with other companies providing similar services; PAREXEL’s ability to comply with strict government regulations of the drug, medical device and biotechnology industry; PAREXEL’s ability to successfully integrate past and future acquisitions, including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, and to realize the expected benefits of each; a change in PAREXEL’s relationships with its largest customers; PAREXEL’s ability to service its indebtedness; PAREXEL’s ability to protect its technology and proprietary information and the confidential information of its customers; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the risk of patent infringement and other litigation; as well as those risks discussed in PAREXEL’s Annual Report on Form 10-K for the year ended June 30, 2016 as filed with the Securities and Exchange Commission (SEC) on September 9, 2016, subsequent Quarterly Reports filed with the SEC and PAREXEL’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. PAREXEL expressly disclaims any current intention or obligation to update any forward-looking statement in this communication to reflect future events or changes in facts affecting the forward-looking statements contained in this communication.